                                                                      EXHIBIT 99


   PRESS RELEASE        PRESS RELEASE         PRESS RELEASE       PRESS RELEASE
================================================================================
THE WMA CORPORATION                                        FOR IMMEDIATE RELEASE

CONTACT:  Mary Marentay                                      PHONE: 770/248-3311

--------------------------------------------------------------------------------

               THE WMA CORPORATION ANNOUNCES FIRST RIGHT AGREEMENT
                            WITH WESTERN RESERVE LIFE

ATLANTA, JULY 12, 2001 - The WMA Corporation (WMAC) is pleased to announce it has entered into an agreement with Western Reserve Life Assurance Co. of Ohio (Western Reserve) providing WMA Life Insurance Company Limited (WMA Life), a wholly owned subsidiary of WMAC, the right to reinsure certain business sold by sales representatives of World Financial Group, Inc. (World Financial Group), a financial services sales and marketing organization. Western Reserve and World Financial Group are members of the AEGON Group.

The agreement provides WMA Life, a Bermuda life reinsurer, with options exercisable under certain circumstances, some of which are described below, to reinsure variable universal life (VUL) and variable annuity policies sold by sales representatives of World Financial Group. WMA Life may elect to reinsure the VUL business issued by Western Reserve either on a coinsurance or on a monthly renewable term basis. Similarly, WMA Life may elect to reinsure the variable annuity business issued by Western Reserve on a coinsurance basis. Under monthly renewable term reinsurance, WMA Life would reinsure solely the mortality risk. Under coinsurance, WMA Life would share proportionately in the premiums, benefits, expenses, revenues and insurance risks on the underlying life insurance or annuity policies reinsured.

Under the VUL business, WMA Life has the right to reinsure up to 20% of policies issued through March 31, 2003 on a coinsurance basis; and policies issued through March 31, 2006 on a monthly renewable term basis. Under the variable annuity business, WMA Life has the option to reinsure up to 50% of policies issued through December 31, 2002. Once a policy is reinsured, it will remain reinsured for a period ranging from 20 to 30 years depending on the nature of the reinsurance agreement. The expiration dates of WMA Life's options shall be continued on a year-to-year basis after the exercise dates described above, subject to cancellation by either party, upon sufficient notice.

To exercise certain options, WMA Life will need substantially greater amounts of cash to support the increased amounts of reinsurance. Accordingly, the Company is considering available alternatives to boost WMA Life's capacity through the acquisition of additional financing or other means. There can be no assurance that the Company can obtain at an acceptable cost and terms, if at all, the additional financing necessary to exercise certain options under the agreement.

WMA Life currently reinsures certain life insurance policies and annuities sold by a network of independent agents associated with World Marketing Alliance, Inc. and World Financial Group. Complementing its life reinsurance of nearly $9.4 billion in force, WMA Life reported at March 31, 2001 it reinsured more than 341,000 life insurance policies, riders and annuity contracts.

Certain statements made in this release, regarding anticipated reinsurance, financing, and continued growth, are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor provisions of that Act. Such statements are subject to changing circumstances, risks and uncertainty; future results could differ materially from expectations. Interested parties should review the Company's SEC reports, including The WMA Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2000 and Form 10-QSB for the quarter ended March 31, 2001 for a detailed discussion of factors that may affect the Company's reinsurance revenues and operating results.